Exhibit 99.1

EDITORIAL CONTACT:

Michele Drake
+1 408 345 8396
michele_drake@agilent.com

INVESTOR CONTACT:

Alicia Rodriguez
+1 408 345 8948
alicia_rodriguez@agilent.com

Agilent Technologies Reports Fourth-Quarter 2014 Results

Highlights:

•	GAAP net income of $16 million, or $0.05 per share

•	Non-GAAP net income of $297 million, or $0.88 per share(1)

•	Orders of $1.91 billion and revenues of $1.81 billion

•	Agilent successfully completed the spinoff of its electronic measurement business, now Keysight Technologies, on Nov. 1, 2014

•	In FY15, Agilent plans to return approximately $500 million in capital to shareholders.

•	First-quarter fiscal year 2015 revenue guidance of $1.02 billion to $1.04 billion, and non-GAAP earnings guidance of $0.39 to $0.43 per share(2)

•	Fiscal year 2015 revenue guidance of $4.12 billion to $4.18 billion, and non-GAAP earnings guidance at $1.68 to $1.78 per share(2)

SANTA CLARA, Calif., Nov. 17, 2014 - Agilent Technologies Inc. (NYSE: A) today reported orders of $1.91 billion, up 4 percent over one year ago, for the fourth fiscal quarter ended Oct. 31, 2014, and revenues of $1.81 billion, up 5 percent compared with one year ago. Fourth-quarter GAAP net income was $16 million, or $0.05 per share. Last year’s fourth-quarter GAAP net income was $211 million, or $0.63 per share.

These results include Keysight Technologies, formerly Agilent’s electronic measurement business. Agilent completed the spinoff of Keysight on Nov. 1 by distributing Keysight common stock to Agilent shareholders. Keysight financial results will be reported by Keysight as a separate, publicly traded company.

During the fourth quarter, Agilent had pre-separation costs of $70 million, intangible amortization of $47 million, a net loss on extinguishment of debt of $68 million, mostly non-cash charges of $68 million related to exiting the Nuclear Magnetic Resonance business, and a tax expense of $13 million.

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Excluding these items and $15 million of other net costs, Agilent reported fourth-quarter adjusted net income of $297 million, or $0.88 per share(1).
Agilent’s Life Sciences, Diagnostics and Applied Chemical Markets (LDA) revenues were $1.04 billion, up 3 percent over last year, reflecting growth across all key end markets. Orders of $1.15 billion were up 5 percent compared with last year. LDA operating margin was 20.4 percent.

“Our LDA business finished the year strong, with record revenues and orders,” said Agilent CEO Bill Sullivan. “During the quarter, while generating these record numbers, we completed the company separation flawlessly, without business disruption to either company.”

“We are excited about Agilent’s future as a company focused one hundred percent on the life sciences, diagnostics and applied markets, with innovative new product rollouts planned for this year and market trends looking positive,” he added.

In FY15, Agilent plans to return approximately $500 million in capital to shareholders, including approximately $135 million in dividends and approximately $365 million in stock buybacks. The repurchases will occur from time to time, in the open market, with consideration given to Agilent’s stock price.

Agilent’s first-quarter 2015 revenues are expected to be in the range of $1.02 billion to $1.04 billion. First-quarter non-GAAP earnings are expected to be in the range of $0.39 to $0.43 per share(2).

For the full fiscal year 2015, Agilent expects revenue of $4.12 billion to $4.18 billion and non-GAAP earnings of $1.68 to $1.78 per share(2).

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A), a global leader in life sciences, diagnostics and applied chemical markets, is the premier laboratory partner for a better world. Agilent works with customers in more than 100 countries, providing instruments, software, services and consumables for the entire laboratory workflow. Agilent generated revenues of $4.0 billion in fiscal 2014. The company employs about 12,000 people worldwide. Information about Agilent is available at www.agilent.com.

Agilent’s management will present more details about its fourth-quarter FY2014 financial results on a conference call with investors today at 2:30 p.m. PT. This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q4 2014 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.

Additional information regarding financial results can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.

A telephone replay of the conference call will be available at approximately 5:30 p.m. PT today through Nov. 24. The replay number is +1 855 859-2056, or from outside the United States, +1 404 537-3406; enter passcode 5848337.

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Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; planned new products; market trends; the future demand for the company’s products and services; customer expectations; plans regarding the company’s dividend program and stock repurchase program; and revenue and non-GAAP earnings guidance for the first quarter and full fiscal year 2015. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings expected from integration and restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of our supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended July 31, 2014. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1) Non-GAAP net income and non-GAAP net income per share exclude primarily the impacts of acquisition and integration costs, pre-separation costs, transformation initiatives and restructuring costs, net loss on debt extinguishment, NMR business exit, and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Non-GAAP earnings per share as projected for Q1 FY15 and full fiscal year 2015 excludes primarily the impacts of acquisition and integration costs, post-separation costs, future restructuring costs, asset impairment charges and non-cash intangibles amortization. We also exclude any tax benefits that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $45 million per quarter.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	October 31		Percent
	2014	2013	Inc/(Dec)
Orders	$1,905	$1,829	4%

Net revenue	$1,805	$1,718	5%

Costs and expenses:
Cost of products and services	908	810	12%
Research and development	189	173	9%
Selling, general and administrative	534	450	19%
Total costs and expenses	1,631	1,433	14%

Income from operations	174	285	(39)%

Interest income	2	2	—
Interest expense	(26)	(30)	(13)%
Other income (expense), net	(65)	(3)	—

Income before taxes	85	254	(67)%

Provision for income taxes	69	43	60%

Net income	$16	$211	(92)%

Net income per share:
Basic	$0.05	$0.64
Diluted	$0.05	$0.63

Weighted average shares used in computing net income per share:
Basic	334	331
Diluted	338	336

Cash dividends declared per common share	$0.132	$0.120

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Year Ended
	October 31		Percent
	2014	2013	Inc/(Dec)
Orders	$7,134	$6,827	4%

Net revenue	$6,981	$6,782	3%

Costs and expenses:
Cost of products and services	3,388	3,247	4%
Research and development	719	704	2%
Selling, general and administrative	2,043	1,880	9%
Total costs and expenses	6,150	5,831	5%

Income from operations	831	951	(13)%

Interest income	9	7	29%
Interest expense	(113)	(107)	6%
Other income (expense), net	(81)	8	—

Income before taxes	646	859	(25)%

Provision for income taxes	149	135	10%

Net income	$497	$724	(31)%

Net income per share:
Basic	$1.49	$2.12
Diluted	$1.47	$2.10

Weighted average shares used in computing net income per share:
Basic	333	341
Diluted	338	345

Cash dividends declared per common share	$0.528	$0.460

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended		Year Ended
	October 31		October 31
	2014	2013	2014	2013
Net Income	$16	$211	$497	$724

Other comprehensive income (loss), net of tax:

Unrealized gain on investments	3	2	11	7
Amounts reclassified into earnings related to investments	—	—	(1)	—
Unrealized gain on derivative instruments	7	1	8	8
Amounts reclassified into earnings related to derivative instruments	—	(2)	1	(10)
Foreign currency translation	(216)	88	(275)	1
Net defined benefit pension cost and post retirement plan costs:
Change in actuarial net loss	(179)	183	(143)	228
Change in net prior service benefit	(8)	(8)	(32)	(32)
Other comprehensive income (loss)	(393)	264	(431)	202

Total comprehensive income (loss)	$(377)	$475	$66	$926

The preliminary statement of comprehensive income is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	October 31, 2014	October 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$3,028	$2,675
Accounts receivable, net	983	899
Inventory	1,072	1,066
Other current assets	376	343
Total current assets	5,459	4,983

Property, plant and equipment, net	1,101	1,134
Goodwill	2,899	3,047
Other intangible assets, net	667	916
Long-term investments	159	139
Other assets	475	467
Total assets	$10,760	$10,686

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$475	$432
Employee compensation and benefits	395	401
Deferred revenue	435	439
Other accrued liabilities	346	330
Total current liabilities	1,651	1,602

Long-term debt	2,762	2,699
Retirement and post-retirement benefits	422	294
Other long-term liabilities	638	802
Total liabilities	5,473	5,397

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 608 million shares at October 31, 2014 and 602 million shares at October 31, 2013, issued	6	6
Treasury stock at cost; 273 million shares at October 31, 2014 and 269 million shares at October 31, 2013	(9,807)	(9,607)
Additional paid-in-capital	8,966	8,723
Retained earnings	6,459	6,073
Accumulated other comprehensive income (loss)	(340)	91
Total stockholders' equity	5,284	5,286
Non-controlling interest	3	3
Total equity	5,287	5,289
Total liabilities and equity	$10,760	$10,686

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Three Months Ended	Year Ended
	October 31	October 31
	2014	2014
Cash flows from operating activities:
Net income	$16	$497
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	92	383
Accelerated amortization of interest rate swap gain (due to early redemption of debt)	(14)	(22)
Share-based compensation	19	96
Excess tax benefit from share-based plans	2	(1)
Excess and obsolete inventory related charges	40	79
Other non-cash expenses, net	28	22
Changes in assets and liabilities:
Accounts receivable	(119)	(119)
Inventory	(26)	(99)
Accounts payable	79	50
Employee compensation and benefits	41	9
Other assets and liabilities	8	(182)
Net cash provided by operating activities (a)	166	713

Cash flows from investing activities:
Investments in property, plant and equipment	(45)	(207)
Proceeds from sale of property, plant and equipment	—	14
Payment to acquire equity method investment	—	(25)
Change in restricted cash and cash equivalents, net	(5)	(4)
Proceeds from divestitures	—	2
Proceeds from sale of investment securities	—	1
Acquisition of businesses and intangible assets, net of cash acquired	(10)	(13)
Net cash used in investing activities	(60)	(232)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	52	188
Treasury stock repurchases	—	(200)
Issuance of senior notes	1,099	1,099
Debt issuance costs	(9)	(9)
Prepayment of senior notes	(500)	(1,000)
Payment of dividends	(44)	(176)
Proceeds from short-term borrowings	2	37
Repayment of short-term borrowings	(37)	(37)
Proceeds from revolving credit facility	—	50
Repayment of revolving credit facility	—	(50)
Excess tax benefit from share-based plans	(2)	1
Net cash provided by (used in) financing activities	561	(97)

Effect of exchange rate movements	(30)	(31)

Net increase in cash and cash equivalents	637	353

Cash and cash equivalents at beginning of period	2,391	2,675
Cash and cash equivalents at end of period	$3,028	$3,028

(a) Cash payments included in operating activities:
Restructuring payments	$6	$29
Income tax payments, net	$60	$131

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Year Ended
	October 31				October 31
	2014	Diluted EPS	2013	Diluted EPS	2014	Diluted EPS	2013	Diluted EPS
GAAP Net income	$16	$0.05	$211	$0.63	$497	$1.47	$724	$2.10
Non-GAAP adjustments:
Restructuring and other related costs	—	—	(3)	(0.01)	(4)	(0.01)	53	0.15
Asset impairments and write-downs	4	0.01	—	—	4	0.01	3	0.01
Acceleration of share-based compensation related to workforce reduction	1	—	3	0.01	1	—	3	0.01
Intangible amortization	47	0.14	48	0.15	197	0.58	199	0.58
Transformational initiatives	11	0.03	5	0.01	29	0.09	19	0.06
Acquisition and integration costs	1	—	7	0.02	12	0.04	29	0.08
Pre-separation costs	70	0.21	5	0.01	192	0.57	5	0.01
Net loss on extinguishment of debt	68	0.20	—	—	89	0.26	—	—
Nuclear Magnetic Resonance (NMR) business exit	68	0.20	—	—	68	0.20	—	—
Other	(2)	(0.01)	4	0.01	(9)	(0.03)	15	0.04
Adjustment for taxes (a)	13	0.05	(9)	(0.02)	(47)	(0.14)	(55)	(0.16)
Non-GAAP Net income	$297	$0.88	$271	$0.81	$1,029	$3.04	$995	$2.88

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months and year ended October 31, 2014, management uses a non-GAAP effective tax rate of 16% that we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, acquisition and integration costs, NMR business exit, net loss on debt extinguishment and pre-separation costs. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Restructuring costs include incremental expenses incurred in the period associated with publicly announced major restructuring programs, usually aimed at material changes in business and/or cost structure. Such costs may include one-time termination benefits, asset impairments, facility-related costs and contract termination fees.

Asset impairments and write-downs include assets that have been written-down to their fair value.

Transformational initiatives include expenses incurred in the period associated with targeted cost reduction activities such as manufacturing transfers, small site consolidations, reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination which have been expensed during the period. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Pre-separation costs include all incremental expenses incurred by Agilent in order to effect the separation, through the planned early November distribution date. They also include the cost of all the new FY14 hires required to operate two separate companies. The intent is to only include in non-GAAP expenses what would not have been incurred if we had no plan to spin-off our Electronic Measurement Group.

Net loss on extinguishment of debt relates to the early redemption of some of our senior notes.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles, net loss on debt extinguishment and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Diagnostics

	Q4'14	Q4'13	Q3'14
Orders	$665	$642	$597
Revenues	$612	$601	$592
Gross Margin, %	54.2%	55.1%	53.6%
Income from Operations	$107	$115	$93
Segment Assets	$4,312	$4,291	$4,305
Return On Invested Capital (a) , %	9%	10%	8%

Chemical Analysis

	Q4'14	Q4'13	Q3'14
Orders	$480	$445	$420
Revenues	$431	$412	$417
Gross Margin, %	53.2%	52.9%	52.7%
Income from Operations	$106	$102	$97
Segment Assets	$1,815	$1,756	$1,791
Return On Invested Capital (a) , %	23%	23%	21%

Electronic Measurement

	Q4'14	Q4'13	Q3'14
Orders	$760	$742	$722
Revenues	$762	$705	$757
Gross Margin, %	55.7%	56.4%	55.3%
Income from Operations	$160	$134	$149
Segment Assets	$1,976	$1,997	$1,963
Return On Invested Capital (a) , %	37%	30%	35%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges, acquisition and integration costs, NMR business exit and pre-separation costs.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

(a) Return On Invested Capital is a non-GAAP measure and is defined as income from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 8 of these tables, along with additional information regarding the use of this non-GAAP measure.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF ROIC
(In millions)
(Unaudited)
PRELIMINARY

	LDG	CAG	EMG	Agilent		LDG	CAG	EMG	Agilent		LDG	CAG	EMG
	Q4'14	Q4'14	Q4'14	Q4'14		Q4'13	Q4'13	Q4'13	Q4'13		Q3'14	Q3'14	Q3'14
Numerator:
Non-GAAP income from operations	$107	$106	$160	$373		$115	$102	$134	$351		$93	$97	$149
Less:
Taxes and Other (income)/expense	17	16	24	57		18	17	22	56		15	15	23

Segment return	90	90	136	316	(a)	97	85	112	295	(a)	78	82	126

Segment return annualized	$360	$360	$544	$1,264		$388	$340	$448	$1,180		$312	$328	$504

Denominator:
Segment assets (b)	$4,312	$1,815	$1,976	$8,098		$4,291	$1,756	$1,997	$8,044		$4,305	$1,791	$1,963
Less:
Net current liabilities (c)	477	290	498	1,262		437	258	536	1,237		416	249	503
Invested capital	$3,835	$1,525	$1,478	$6,836		$3,854	$1,498	$1,461	$6,807		$3,889	$1,542	$1,460

Average invested capital	$3,862	$1,533	$1,469	$6,863		$3,847	$1,497	$1,473	$6,817		$3,866	$1,520	$1,431

ROIC	9%	23%	37%	18%		10%	23%	30%	17%		8%	21%	35%

.
ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of segment invested capital)

(a)   Agilent return is equal to non-GAAP net income of $297 million plus net interest expense after tax of $19 million for Q4'14, and $271 million plus net interest expense after tax of $24 million for Q4'13. Please see "Non-GAAP Net Income and Diluted EPS Reconciliations" for a reconciliation of non-GAAP net income to GAAP net income.

(b)   Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c)   Includes accounts payable, employee compensation and benefits, deferred revenue, certain other accrued liabilities and allocated corporate liabilities.

Return on Invested Capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor. ROIC is a tool by which we track how much value we are creating for our shareholders. Management uses ROIC as a performance measure for our businesses, and our senior managers' compensation is linked to ROIC improvements as well as other performance criteria. We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments. We acknowledge that ROIC may not be calculated the same way by every company. When we complete major acquisitions, we may adjust invested capital for the relevant segment in the quarter when the acquisition occurred. We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.